Contact:

Allison Wey

Senior Director

Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL REPORTS EPS OF $0.71

 FOR SECOND QUARTER 2009

Brand & Generic Business Units Drive Strong Earnings

Woodcliff Lake, N.J., August 4, 2009 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the second quarter ended June 27, 2009.

For the second quarter ended June 27, 2009, Par reported total revenues of $404.0 million and net income of $23.8 million, or $0.71 per diluted share, which included a one-time gain related to the acquisition of certain assets of MDRNA’s Hauppauge, NY facility.  Adjusting for this item, earnings per diluted share were $0.65 for the three month period ended June 27, 2009.  This is compared to reported revenues of $112.9 million and a net loss of $21.2 million, or $0.64 loss per diluted share for the same period in 2008, which included a one-time development milestone payment to a partner.  Adjusting for this item, loss per diluted share was $0.61 for the three month period ended June 28, 2008.

For the six months ended June 27, 2009, total revenue was $608.0 million with net income of $39.9 million, or $1.18 per diluted share.  This is compared to total revenues of $267.9 million and a net loss of $19.8 million, or $0.60 per diluted share in the same period of 2008.

Second Quarter Highlights

Key Product Sales (Net sales comparisons at the product level are to first quarter 2009)

●

Metoprolol:  For the quarter ended June 27, 2009, net sales of metoprolol succinate reached $306 million, an increase of 173% from the first quarter 2009.  The increase was driven by market exclusivity and additional product supply which led to increased volume and price.  Par remained the exclusive supplier of metoprolol succinate through the second quarter.  Par is the authorized generic for all strengths of AstraZeneca’s Toprol® XL.

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Sumatriptan: Net sales of sumatriptan injection were $21.8 million for the quarter ended June 27, 2009 compared to $16.0 million in the first quarter.  The increase was principally due to trade buying patterns, which included the release of backorders.  Par remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled

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cartridges and had one competitor in the 6mg prefilled cartridges throughout the second quarter.

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Meclizine: Net sales for the three months ended June 27, 2009 were $8.9 million compared to $9.8 million in the first quarter of 2009.  The decrease was due primarily to trade buying patterns.  Par was the exclusive supplier of meclizine in the first half of 2009.

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Dronabinol: Net sales for the second quarter 2009 were $5.5 million compared to $7.0 million in the first quarter.  The decrease was due to competitive pricing pressures.

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Other generic products:  For the second quarter 2009, net sales from all other generic products were $39.6 million compared to $43.0 million in the first quarter. The decrease primarily reflects the discontinuation of fluticasone and a decline in volume and price of certain products, including ibuprofen, due to continued competition in the market, tempered by an increase in volume of certain products such as tramadol APAP and fluoxetine HCl, as well as the launch of risperidone ODT in June 2009.

●

Megace® ES:  Net sales were $17.1 million for the three months ended June 27, 2009 compared to $13.5 million in the first quarter.  The increase in net sales was due to the increase in prescription demand and the return to normal trade buying patterns.

●

Nascobal® B12 Nasal Spray:  Net sales were $2.2 million for the three months ended June 27, 2009.  Strativa Pharmaceutical purchased Nascobal from QOL Medical, LLC on March 31, 2009 and re-launched the product on June 15, 2009.

Total net revenues for the three months ended June 27, 2009, were $404 million, up $291 million, or nearly 258%, from the year ago period, principally driven by the lack of competition in metoprolol succinate and meclizine, as well as the launches of sumatriptan injection and dronabinol in the second half of 2008.

Gross margin for the second quarter 2009 was $86.4 million, or 21.4% of total revenue, an increase of $61.3 million from the comparable period in 2008.  Total generic gross margin in the second quarter 2009 was $70.7 million, or 18.5% of total generic revenue, compared to $9.2 million, or 9.9% of total generic revenue in the second quarter 2008.  This increase is due primarily to higher sales of metoprolol and meclizine and the launches of sumatriptan and dronabinol.  These four products contributed $52.5 million of gross margin, or 15.3% of such generic revenue.  Gross margin of all other generic products was approximately $18.2 million, or 46% of other generic revenue.  This compares to $5.4 million, or 10.0% of other generic revenue, in the second quarter of 2008.  The increase in gross margin percentage was due to the trimming of the generic product line as part of the resizing of Par’s generic division in the fourth quarter of 2008.  Strativa’s gross margin of $15.7 million, or 72% of total Strativa revenue, decreased compared to the second quarter of 2008 due to lower sales of Megace® ES.

Research and development (R&D) expenses decreased 63% to $5.9 million in the second quarter of 2009 compared to the second quarter 2008 due primarily to the resizing of the generic division, which included a headcount reduction and lower development and biostudy costs.

Selling, general and administrative (SG&A) expenses for the second quarter 2009 increased to $44.1 million compared to $36.7 million in the second quarter 2008.  The increase reflects an

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increase of $6.8 million related to on-going expenditures supporting Strativa sales and marketing, driven primarily by an increase in the field force and other activities in preparation for the re-launch of Nascobal B12 Nasal Spray, as well as development costs of other products.

Cash and cash equivalents and marketable securities aggregate balance as of June 27, 2009, was $202.3 million and reflects significant one-time cash outflows related to the purchase of Nascobal B12 Nasal Spray (approximately $55 million), the year-to-date repurchase of $13.8 million face value of Par’s convertible debt at a discount and, as previously reported in the first quarter, the settlement of litigation with Pentech (approximately $66 million).

Face Value of Convertible Debt as of June 27, 2009, was $128.2 million.  An additional $35.5 million in convertible debt was repurchased subsequent to the balance sheet date at a discount.  The face value of convertible debt currently stands at $92.7 million and matures on September 30, 2010, unless earlier converted or repurchased.

Product and Pipeline Update

Strativa’s New Drug Application (NDA) for ondansetron orally dissolving film strip (ODFS) has been accepted by the FDA for review.  Pursuant to Prescription Drug User Fee Act (PDUFA), Strativa expects the FDA will complete its review by February 7, 2010.  If approved, ondansetron ODFS could launch by mid-2010.

BioAlliance Pharma, Strativa’s development partner for miconazole, mucoadhesive bucccal tablets (MBT), which is marketed under the brand name Loramyc® in Europe, submitted its NDA to the FDA.   Pursuant to PDUFA, BioAlliance expects the FDA will complete its review by second quarter 2010.  If approved, Strativa could launch the product in the second half of 2010.

Par successfully launched five strengths of risperidone ODT, a generic version of Risperdal®  M-TAB, during the second quarter, and was the exclusive supplier of ..25mg, 3mg and 4mg strengths of the product during the period.  Risperdal M-TAB had $108.0 million in annual sales in 2008 according to IMS Health.

Par also launched calcitonin-salmon nasal spray, the generic version of Miacalcin®, during the quarter.  Annual U.S. sales of Miacalcin were approximately $104 million in 2008, according to IMS Health.

Par currently has approximately 37 ANDAs pending with the FDA, 14 of which Par believes to be first-to-file and/or first-to-market opportunities with a brand value of approximately $5.9 billion.

Conference Call

Par has scheduled a conference call for Tuesday, August 4 at 9:00 am EDT to discuss results for the second quarter of 2009.  Par invites investors and the general public to listen to a webcast of the conference call.  Access to the live webcast can be made via the Company’s website at http://www.parpharm.com and will be available for two weeks.  The dial-in number is 866-788-0539 for domestic callers and 857-350-1677 for international callers.  The access number is 40463383.  A replay of the conference call will be available commencing approximately one hour

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after the call.  The replay dial-in number is 888-286-8010 for domestic callers and 617-801-6888 for international callers.  The access number is 95297063.

Non-GAAP Measures

Par believes it prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission applicable to quarterly reports on Form 10-Q.  In an effort to provide investors with additional information regarding Par’s results and to provide a meaningful period-over-period comparison of Par’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating Par’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate Par’s financial performance against internal budgets and targets.  In addition, management internally reviews Par’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating Par’s core operating results and facilitating comparison across reporting periods.  Importantly, Par believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  Par’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par

Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets.  For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in other of the Company’s filings with the SEC from time to time, including Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	June 27,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$139,359	$170,629
Available for sale marketable debt and equity securities	62,980	93,097
Accounts receivable, net	261,950	83,408
Inventories	55,072	42,504
Prepaid expenses and other current assets	15,581	20,040
Deferred income tax assets	37,474	53,060
Income taxes receivable	22,257	35,397
Total current assets	594,673	498,135

Property, plant and equipment, at cost less accumulated depreciation and amortization	79,271	79,439
Available for sale marketable debt and equity securities	1,150	1,949
Intangible assets, net	78,252	35,208
Goodwill	63,729	63,729
Deferred financing costs and other assets	828	1,159
Non-current deferred income tax assets, net	67,211	68,618
Total assets	$885,114	$748,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$ -	$130,141
Accounts payable	38,622	22,879
Payables due to distribution agreement partners	177,103	91,451
Accrued salaries and employee benefits	14,550	11,850
Accrued expenses and other current liabilities	37,466	38,352
Total current liabilities	267,741	294,673

Long-term debt, less current portion	120,038	-
Other long-term liabilities	41,259	41,581
Commitments and contingencies	-	-

Stockholders' equity
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
37,560,564 and 37,392,469 shares	375	374
Additional paid-in capital	325,173	319,976
Retained earnings	199,360	159,470
Accumulated other comprehensive gain	816	122
Treasury stock, at cost 2,792,963 and 2,716,010 shares	(69,648)	(67,959)
Total stockholders' equity	456,076	411,983
Total liabilities and stockholders’ equity	$885,114	$748,237

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008

Revenues:
Net product sales	$400,149	$108,289	$600,372	$259,526
Other product related revenues	3,852	4,648	7,664	8,339
Total revenues	404,001	112,937	608,036	267,865
Cost of goods sold	317,593	87,829	457,559	193,236
Gross margin	86,408	25,108	150,477	74,629
Operating expenses:
Research and development	5,937	15,955	13,109	33,113
Selling, general and administrative	44,117	36,690	77,077	68,037
Settlements and loss contingencies, net	61	-	(3,315)	-
Restructuring costs	81	-	1,482	-
Total operating expenses	50,196	52,645	88,353	101,150
Gain on sale of product rights and other	265	500	1,365	2,125
Operating income (loss)	36,477	(27,037)	63,489	(24,396)
Gain on bargain purchase	3,021	-	3,021	-
Gain on extinguishment of senior subordinated convertible notes	504	-	749	-
Equity in loss of joint venture	-	(310)	-	(330)
Loss on marketable securities and other investments, net	-	(433)	(55)	(433)
Interest income	667	2,129	1,824	5,143
Interest expense	(2,595)	(3,544)	(5,162)	(7,054)
Income (loss) from continuing operations before provision (benefit) for income taxes	38,074	(29,195)	63,866	(27,070)
Provision (benefit) for income taxes	14,087	(8,236)	23,624	(7,495)
Income (loss) from continuing operations	23,987	(20,959)	40,242	(19,575)
Discontinued operations:
Gain from discontinued operations	-	-	-	505
Provision for income taxes	176	268	352	713
Gain (loss) from discontinued operations	(176)	(268)	(352)	(208)
Net income (loss)	$23,811	($21,227)	$39,890	($19,783)

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.71	($0.63)	$1.20	($0.59)
Gain (loss) from discontinued operations	0.00	(0.01)	(0.01)	(0.01)
Net income (loss)	$0.71	($0.64)	$1.19	($0.60)

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.71	($0.63)	$1.19	($0.59)
Gain (loss) from discontinued operations	0.00	(0.01)	(0.01)	(0.01)
Net income (loss)	$0.71	($0.64)	$1.18	($0.60)

Weighted average number of common shares outstanding:
Basic	33,630	33,304	33,616	33,262
Diluted	33,771	33,304	33,772	33,262

Reconciliation Between Reported (GAAP) and Adjusted Net Income (Loss)
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	June 27,	June 28,
	2009	2008

Reported Net Income (Loss)	$23,811	($21,227)
Development Milestone Payments	─	1,250
Gain on Bargain Purchase	(3,021)	─
Restructuring Costs	81	─
Estimated Tax on Adjustments	1,094	(475)
Adjusted Net Income (Loss) (non-GAAP measure)	$21,965	($20,452)

Diluted Earnings (Loss) Per Share:
Reported	$0.71	($0.64)
Adjusted (non-GAAP measure)	$0.65	($0.61)

	Six Months Ended
	June 27,	June 28,
	2009	2008

Reported Net Income (Loss)	$39,890	($19,783)
Change in Estimate Related to Final Pentech Settlement	(3,412)	─
Development Milestone Payments	1,000	6,250
Gain on Bargain Purchase	(3,021)	─
Restructuring Costs	1,482	─
Estimated Tax on Adjustments	1,462	(2,375)
Adjusted Net Income (Loss) (non-GAAP measure)	$37,401	($15,908)

Diluted Earnings (Loss) Per Share:
Reported	$1.18	($0.60)
Adjusted (non-GAAP measure)	$1.11	($0.48)